UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2012

QCR Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265
(Address of principal executive offices, including zip code)

(309) 743-7721
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 2, 2012, the Company held its annual meeting of stockholders in Moline, Illinois.  Of the 4,823,150 shares of common stock issued and outstanding as of the record date for the meeting, 4,191,055 shares were represented at the meeting in person or by proxy, constituting approximately 87% of the outstanding shares.

Five proposals were presented to the stockholders, and the final results of voting on each of the matters submitted to a vote during the annual meeting are as follows:

1.	The election of three Class I directors until the regular annual meeting of stockholders in 2014 and until their successors are elected and have qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
James J. Brownson	2,702,561	39,952	1,448,542
Todd A. Gipple	2,675,421	67,092	1,448,542
Donna J. Sorensen	2,693,155	49,358	1,448,542

2.	The approval, in a non-binding, advisory vote, the compensation of certain executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,585,841	142,920	13,752	1,448,542

3.	The approval, in a non-binding, advisory vote, the frequency with which stockholders will vote on future say-on-pay proposals:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
2,510,971	137,706	75,349	13,733	1,453,296

Based upon these results, and consistent with the Board’s recommendation, the Board has determined that the Company will hold an advisory stockholder vote on executive compensation every year until the next required vote on the frequency of such advisory votes.

4.	The approval of the Amended and Restated Employee Stock Purchase Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,524,685	206,136	11,691	1,448,543

5.	The ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,123,411	42,439	25,205	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Dated: May 3, 2012	By:	/s/ Douglas M. Hultquist
Douglas M. Hultquist President and Chief Executive Officer